UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2008

Metalline Mining Company
 (Exact name of registrant as specified in its charter)

Nevada	0-27667	91-1766677
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 E. Margaret Avenue, Coeur d'Alene, Idaho	83815
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 665-2002

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

As described in Item 5.02 below, on January 18, 2008 we entered into an employment agreement with our Chief Financial Officer and on January 17, 2007 amended the employment arrangements of other executive officers.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On January 17, 2008 the Compensation Committee of our Board of Directors (the “Compensation Committee”) approved salary increases to:

(i) Merlin Bingham, the Company’s President and Chairman of the Board, whereby effective January 1, 2008 Mr. Bingham’s annual salary was increased to$247,000;

(ii) Roger Kolvoord, the Company’s Executive Vice President, whereby effective January 1, 2008 Mr. Kolvoord’s annual salary was increased to $224,000; and

(iii) Terry Brown, the Company’s Vice President of Operations, whereby effective January 1, 2008 Mr. Brown’s annual salary was increased to $150,000.

Messrs. Bingham, Kolvoord and Brown have each previously entered into employment agreements with the Company. The material terms of each of their employment agreements were described in our annual report on Form 10-KSB for the fiscal year ended October 31, 2006 and filed with the Securities and Exchange Commission on January 31, 2007. Aside from the increases in salaries to each officer none of the other terms of each of their employment agreements were amended.

(b) On January 17, 2008 the Compensation Committee approved an increase in annual salary to Robert Devers, our Chief Financial Officer, to $165,000. Additionally, on January 18, 2008 we entered into an employment agreement with Mr. Devers, with the agreement being effective as of January 1, 2008. Mr. Devers has served as our Chief Financial Officer since June 4, 2007, however to date he has served without an employment agreement.

The employment agreement with Mr. Devers is for a one year term and automatically renewable for one year terms unless terminated by either party. The employment agreement provides that Mr. Devers is entitled to participate in all the Company’s employee benefit plans, including any retirement, pension, profit-sharing, stock option, insurance, hospital or other plans and benefits which now may be in effect or which may hereafter be adopted by the Board of Directors.

The employment agreement provides that if Mr. Devers is terminated without cause he is entitled to receive a severance payment equal to twelve months salary. Further, upon a change in control (which is defined in the agreement), Mr. Devers is entitled to receive a severance payment equal to twelve months salary.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

10.1 Employment Agreement with Robert Devers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalline Mining Company
(Registrant)

Date: January 18, 2008	/s/ Merlin Bingham

Name: Merlin Bingham
Title: President